Exhibit 16

                   MARK SHERMAN CPA, PROFESSIONAL CORPORATION
                             316 SOUTH JONES BLVD.,
                               LAS VEGAS, NV 89107
                    Phone (702) 645-6318 Fax: (702) 645-1604
                         Email Msherman@Shermancpas.com

October 7, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

To Whom It May Concern:

This letter shall serve as my resignation as independent public accountant of Secure Blue, Inc. formerly Eight Ball Corporation, Inc. of Nevada, as of October 2nd 2003; however, no work has been performed since August 14th, 2003 by my firm and I disclaim any opinion with respect to any information since that time.

Pursuant to Item 4 of Form 8-K/A, as part of the Company Form 8K report dated October 2nd 2003, we agree with the revised disclosure filed with the SEC in regards to disclosures in the amended Item 4 of Form 8-K/A

Very Truly Yours,

Mark Sherman CPA, P.C.


By: /s/ Mark Sherman
    -----------------
       Mark Sherman